EXHIBIT 10.31

                               PURCHASE AGREEMENT

      This Purchase Agreement is made as of the 22nd day of October, 1996, by and between First Investors Financial Services, Inc., a Texas corporation (the "Seller"), having its principal executive office at 675 Bering Drive, Suite 710, Houston, Texas 77057, and First Investors Auto Receivables Corporation, a Delaware corporation ("FIARC"), having its principal executive office at 675 Bering Drive, Suite 710, Houston, Texas 77057.

      WHEREAS, in the regular course of its business, the Seller purchases motor vehicle installment sales contracts secured by new and used automobiles and light duty trucks from motor vehicle dealers and others; and

      WHEREAS, the Seller and FIARC desire to set forth their agreement pursuant to which certain of such installment sales contracts are to be sold and transferred by the Seller to FIARC from time to time;

      NOW THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

      "Agreement" shall mean this Purchase Agreement as such agreement may be amended or modified provided, however, that any such amendments and modifications shall have been consented to by MBIA.

      "Amount Financed" shall mean, with respect to a Receivable, the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

      "Annual Percentage Rate" or "APR" shall mean, with respect to a Receivable, the annual rate of finance charges stated in such Receivable.

      "Assignment" shall mean the document of assignment substantially in the form attached to this Agreement as Exhibit "A".

      "Business Day" shall have the meaning ascribed to it in the Security Agreement.

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      "Collateral Agent" shall have the meaning ascribed to it in the Security
Agreement.

      "Company" shall mean Enterprise Funding Corporation.

      "Credit Insurance" shall have the meaning ascribed to it in the Security Agreement.

      "Cut-Off Date" shall have the meaning ascribed to it in the Security Agreement.

      "Effective Time" shall mean, with respect to the sale of any Receivable pursuant to this Agreement, the time at which FIARC pays to or for the account of Seller, the Purchase Price of such Receivable.

      "Eligible Receivable" shall have the meaning ascribed to it in the Security Agreement.

      "Financed Vehicle" shall have the meaning ascribed to it in the Security Agreement.

      "FIARC" shall mean First Investors Auto Receivables Corporation, a Delaware corporation.

      "MBIA" shall mean MBIA Insurance Corporation, as Surety Bond Provider.

      "Lien" shall have the meaning ascribed to it in the Security Agreement.

      "Obligor" shall have the meaning ascribed to it in the Security Agreement.

      "Originator" shall have the meaning ascribed to it in the Security Agreement.

      "Originator Agreement" shall have the meaning ascribed to it in the Security Agreement.

      "Person" shall have the meaning ascribed to it in the Security Agreement.

      "Precomputed Receivable" means any Receivable under which the portion of a payment allocable to earned interest and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method of calculating monthly actuarial receivables.

      "Principal Balance" shall have the meaning ascribed to it in the Security Agreement.

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      "Purchase Amount" means the sum of (i) the outstanding Principal Balance of the related Receivable and (ii) accrued and unpaid interest to the end of the month of purchase at the APR of the related Receivable. The Purchase Amount shall include any out-of-pocket expenses of the Servicer which are otherwise reimbursable to the Servicer by FIARC under the Servicing Agreement.

      "Purchase Price" shall mean, with respect to any Receivable sold by Seller to FIARC pursuant to this Agreement, the outstanding Principal Balance of such Receivable, computed in accordance with the Simple Interest Method, as of the applicable Effective Time.

      "Receivable" shall mean any retail installment sales contract listed on the Receivables Schedule attached as Exhibit B to the Security Agreement and any indebtedness owed thereunder (including any Additional Amounts), whether constituting an account, chattel paper, instrument, mortgage, deed of trust or general intangible, arising out of or in connection with the sale of new or used cars, or new and used light trucks including the rendering of services by the Originator or any other party in connection therewith, under an Extended Service Agreement or otherwise, and including the right of payment of any finance charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Collateral Agent has released its security interest in a Receivable pursuant to Section 2.6 of the Security Agreement, it shall no longer constitute a Receivable hereunder.

      "Reserve Account Agent" shall have the meaning ascribed thereto in the Security Agreement.

      "Secured Parties" shall have the meaning ascribed thereto in the Security Agreement.

      "Security Agreement" shall mean that certain Security Agreement dated as of October 22, 1996 among FIARC, the Company, the Collateral Agent, the Reserve Account Agent, the Seller and MBIA, as such agreement may be amended or supplemented in accordance with the terms thereof.

      "Seller" shall mean First Investors Financial Services, Inc., a Texas corporation.

      "Servicer" shall mean General Electric Capital Corporation.

      "Servicing Agreement" shall mean the Servicing Agreement, dated as of October 22, 1996, between the Servicer, as servicer and FIARC, as such agreement may be amended, modified and supplemented from time to time (but only with the consent of MBIA).

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      "UCC" shall have the meaning ascribed to it in the Security Agreement.

                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

      From time to time until the termination of this Agreement, the Seller shall sell and transfer Receivables to FIARC, and FIARC shall purchase and pay for such Receivables, as follows:

      (a) SELECTION OF RECEIVABLES. The Seller shall select Receivables for sale to FIARC hereunder in such amounts and at such times as Seller shall determine in its sole discretion however, the Seller shall not use any selection procedure that would result in a material adverse effect on MBIA. The Seller's selection of any Receivable for sale to FIARC shall be conclusively evidenced by the tender of such Receivable pursuant to clause (b) immediately following.

      (b) TENDER OF RECEIVABLES. The Seller shall tender a Receivable for sale to FIARC by delivering such Receivable to or as directed by FIARC, together with all documentation pertaining to such Receivable, which documentation shall include a validly executed Assignment with respect to such Receivable.

      (c) TRANSFER OF RECEIVABLES. As of the Effective Time with respect to any Receivable, the Seller shall sell, transfer, assign and otherwise convey to FIARC, without recourse, a 100% interest in (i) all right, title and interest of the Seller in and to such Receivable, and all monies paid thereon, and due thereon, at or after the Effective Time, as applicable, whether such amounts are considered accounts, general intangibles or other property; (ii) the interest of the Seller in all security interests and liens in or on the Financed Vehicle and any accessions thereto granted by an Obligor pursuant to such Receivable; (iii) the interest of the Seller in any proceeds from claims on Credit Insurance, or other insurance policies covering such Financed Vehicle or Obligor; (iv) the interest of the Seller in all rebates of premiums and other amounts relating to insurance policies and other items financed under such Receivables as of the Effective Time; and (v) the proceeds of any and all of the foregoing.

      (d) PAYMENT FOR RECEIVABLES. As of the Effective Time with respect to any Receivable, FIARC shall purchase and pay for such Receivable by causing the Purchase Price thereof to be paid to the Seller in cash; provided, however that at the discretion of the Seller, any number of specified Receivables may be assigned and transferred to FIARC from time to time as a capital contribu-

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tion by Seller to FIARC in the amount of the aggregate Purchase Price otherwise applicable thereto.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1  REPRESENTATIONS AND WARRANTIES OF FIARC.

      FIARC hereby represents and warrants to the Seller as of the date hereof:

      (a) ORGANIZATION, ETC. FIARC has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

      (b) DUE AUTHORIZATION AND NO VIOLATION. This Agreement has been duly authorized, executed and delivered by FIARC, and is the valid, binding and enforceable obligation of FIARC except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to FIARC), or (except as contemplated by the Security Agreement) result in the creation or imposition of any Lien, charge or encumbrance (in each case material to FIARC) upon any of the property or assets of FIARC pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which FIARC is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of FIARC.

      (c) NO LITIGATION. No legal or governmental proceedings are pending to which FIARC is a party or of which any property of FIARC is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of FIARC and will not materially and adversely affect the performance by FIARC of its obligations under, or the validity and enforceability of, this Agreement.

3.2  REPRESENTATIONS AND WARRANTIES OF THE SELLER.

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      (a) The Seller hereby represents and warrants to FIARC as of the date hereof:

            (i) ORGANIZATION, ETC. The Seller has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification

            (ii) POWER AND AUTHORITY. The Seller has full power and authority to sell and assign the property to be sold and assigned to FIARC hereunder and has duly authorized such sale and assignment to FIARC by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid and binding obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (iii) NO VIOLATION. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Seller and its subsidiaries considered as a whole), or result in the creation or imposition of any Adverse Claim, charge or encumbrance (in each case material to the Seller and its subsidiaries considered as a whole) upon any of the property or assets of the Seller pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-laws of the Seller.

            (iv) NO PROCEEDINGS. No legal or governmental proceedings are pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the validity or collectability of the Receivables, or upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement.

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            (v) NO ADVERSE EVENTS. No event has occurred that would have a material adverse effect on the Receivables or the ability of the Seller to collect the Receivables or to perform its obligations hereunder.

      (b) The Seller makes the following representations and warranties as to the Receivables on which FIARC relies in purchasing the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, and as of the Effective Time with respect to each Receivable, but shall survive the sale, transfer, and assignment of the Receivables to FIARC:

            (i) Immediately prior to the Effective Time the Seller had a valid and enforceable first priority security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that now exist or may hereafter arise, and the Seller had the full right to assign such security interest to the FIARC.

            (ii) On and after the Effective Time, there shall exist under such Receivable a valid, subsisting, and enforceable first priority perfected security interest in the related Financed Vehicle (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Effective Time which is prior to such interest) and, following the grant of all of the Seller's right, title and interest in and to such security interest to FIARC, at such time as enforcement of such security interest is sought there shall exist in favor of FIARC a valid, subsisting, and enforceable first priority perfected security interest (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Effective Time which is prior to such interest) in the related Financed Vehicle.

            (iii) If such Receivable was originated in a state in which notation of a security interest on the title document for the Financed Vehicle securing such Receivable is required or permitted to perfect such security interest, the title document for such Financed Vehicle shows, or if a new or replacement title document is being applied for with respect to such Financed Vehicle the title document will show, the Seller as the sole holder of a security interest in such Financed Vehicle. If such Receivable was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show the Seller as the sole holder of a first

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      priority security interest in such Financed Vehicle, and in either case
      FIARC has the same rights as the Seller has or would have (if the Seller were still the owner of a Receivable) against the Obligor and all creditors of the Obligor claiming an interest in such Financed Vehicles.

            (iv) Immediately prior to the Effective Time: (i) such Receivable had not been sold, assigned, or pledged by the Seller to any Person; (ii) the Seller had good and marketable title thereto free and clear of any encumbrance, equity, pledge, charge, claim or security interest; (iii) the Seller was the sole owner thereof and had full right to sell the Receivable to FIARC and upon the sale thereof to FIARC, FIARC will have good and marketable title thereto and will own such Receivables free and clear of any encumbrances. Such Receivable was acquired by the Seller, from an Originator with which the Seller does business, pursuant to an Originator Agreement between the Seller and such Originator. Such Originator had full right to assign to the Seller such Receivable and the security interest in the related Financed Vehicle. The Seller has full right to sell to FIARC such Receivable and the security interest in the related Financed Vehicle.

            (v) As of the Effective Time, there is no lien against the related Financed Vehicle for delinquent taxes.

            (vi) Such Receivable, and the sale of the Financed Vehicle securing such Receivable, where applicable, complied, at the time it was made, and now complies, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts in general and motor vehicle retail installment sales contracts and loans in particular, and the receipt of interest on, and the ownership of, such Receivable by FIARC will not violate any such laws and the related Obligor has no right of rescission or cancellation, claims or defenses, set-offs, or counterclaims of any kind whatsoever as to or against the contract evidencing a related Receivable.

            (vii) The Receivable constitutes the entire agreement between the Seller (as assignee of the related Originator) and the related Obligor.

            (viii) At the time of origination of such Receivable, the proceeds of such Receivable were fully disbursed, and there is no requirement for future advances thereunder, and

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      all fees and expenses in connection with the origination of such
      Receivable have been paid.

            (ix) As of the Effective Time, there is no default, breach, violation or event of acceleration existing under any such Receivable and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Receivable. The Seller has not waived any such default, breach, violation or event of acceleration.

            (x) In connection with the purchase of such Receivable, the Seller required the related Originator to furnish evidence that the related Financed Vehicle was covered by a comprehensive and collision insurance policy naming the Seller as loss payee and insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage in an amount equal to the actual cash value of the related Financed Vehicle.

            (xi) Such Receivable contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security.

            (xii) The collection practices used with respect to such Receivable have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business as applied with respect to obligors with credit standings comparable to that of the Obligor.

            (xiii) Neither the Obligor on such Receivable nor any of its Affiliates is the Obligor on a Receivable or Receivables with an aggregate principal amount greater than $40,000 as of the Effective Time.

            (xiv) The related Obligor does not have any other motor vehicle retail installment sale contracts owing to the Seller which are 60 or more days past due or defaulted at the Effective Time.

            (xv) No Receivable is due from an Obligor who has defaulted under a previous Receivable with the Seller.

            (xvi) The Originator that sold such Receivable to the Seller has entered into an Originator Agreement and such Originator Agreement constitutes the entire agreement between the Seller and the related Originator with respect to the sale of such Receivable to the Seller, such Originator Agreement was, at the time of the origination of such Re-

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      ceivable, in full force and effect and the legal, valid, binding and enforceable obligation of such Originator (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally and to principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law); there have been no material defaults by such Originator or by the Seller under such Originator Agreement; the Seller has fully performed all of its obligations under such Originator Agreement; the Seller has not made any statements or representations to such Originator inconsistent with any term of such Originator Agreement; the purchase price for such Receivable has been paid in full by the Seller, there is no other payment due to such Originator from the Seller for the purchase of such Receivable, such Originator has no right, title or interest in or to any Receivable; there is no prior course of dealing between such Originator and the Seller which will affect the terms of such Originator Agreement; any additional payment that may be owed to such Originator by the Seller is a corporate obligation of the Seller.

            (xvii) The Seller has provided to the Servicer the sole original counterpart of such Receivable as amended, and the related title document or the application for title document, previously in the possession of the Seller.

            (xviii) Such Receivable constitutes "chattel paper" for purposes of
      Section 9-105(1)(b) and 9-308 of the UCC. The Seller's electronic ledgers have been marked as provided in Section 2.1 and 2.2 of the Security Agreement with respect to such Receivable.

            (xix) Such Receivable was not originated in, nor is it subject to the law of, any jurisdiction, the laws of which would make unlawful the sale, transfer or assignment of such Receivable, under this Agreement, including any repurchase in accordance with this Agreement.

            (xx) Such Receivable is in full force and effect in accordance with its respective terms and neither the Seller nor the related Obligor has suspended or reduced any payments or obligations due or to become due thereunder by reason of a default by the other party to such Receivable; there are no proceedings pending, or to the best of the Seller's knowledge, threatened, asserting insolvency of the related Obligor, there has been no previous default on such Receivable that resulted in repossession of the related Financed Vehicle; and there are no proceedings pending, or to the best of the Seller's knowledge, threatened, wherein the related Obligor or any governmental agency has alleged that such Receivable is illegal or unenforceable.

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            (xxi) Each contract evidencing a Receivable being acquired by FIARC is substantially similar to one of the Seller's standard form contracts attached to the Security Agreement as EXHIBIT K except for immaterial modifications or deviations therefrom in accordance with state law which will not have a material adverse effect on FIARC or any pledgee from FIARC and will not reduce the scheduled payments thereunder or other payments due under the Receivables.

            (xxii) The Seller has duly fulfilled all obligations to be fulfilled on the Seller's part under or in connection with the origination, acquisition and disposition of such Receivable, including, without limitation, giving any notices or consents necessary to effect the acquisition of such Receivables by FIARC, and has done nothing to impair the rights of the Secured Parties in such Receivable or payments with respect thereto. The Seller has obtained all necessary licenses, permits and charters required to be obtained by the Seller, which failure to obtain would render any Receivable, this Agreement, the Note, the Note Purchase Agreement, the Security Agreement or the Insurance Agreement unenforceable and would have a material adverse effect on FIARC or any pledgees of FIARC.

            (xxiii) The Originator that originated such Receivable was selected by the Seller based on such Originator's financial and operating history.

            (xxiv) The contract securing such Receivable arose from a bona fide sale in the ordinary course of the Originator's business.

            (xxv) Such Receivable represents the sale of goods described in the contract evidencing the Receivable.

            (xxvi) Such Receivable is exclusive and contains all the terms and conditions of the related contract.

            (xxvii) To the best of the Seller's knowledge, all signatures, names, addresses, telephone numbers, figures and other statements of fact set forth in the contract evidencing the Receivable are genuine, true and correct.

            (xxviii) To the best of the Seller's knowledge, no part of the down payment, or any installment, has been loaned by the Originator to the related Obligor.

            (xxix) To the best of the Seller's knowledge, all credit information provided to FIARC is true and correct and reported as received from the Obligor.

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            (xxx) To the best of the Seller's knowledge, the Obligor is in fact the primary or sole operator of the related Financed Vehicle.

            (xxxi) Each Receivable constitutes an Eligible Receiv-able.

            (xxxii) The sale of the Extended Service Agreement to the related Obligor complied at the time of such sale with all applicable state and federal laws (and regulations thereunder), including without limitation, insurance, usury, disclosure and consumer protection laws, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating extended service agreements and insurance, and the ownership of such Extended Service Agreement will not violate any such laws.

            (xxxiii) To the best of the Seller's knowledge, each Extended Service Agreement and each credit life insurance policy and each accident and health policy related to a Financed Vehicle or an Obligor is the legal, valid and binding obligation of each party thereto, and is enforceable in accordance with its terms.

             (xxxiv) To the best of the Seller's knowledge, any party obligated to perform services under an Extended Service Agreement relating to a Financed Vehicle, any credit life insurance policy or any accident and health policy related to a Financed Vehicle or an Obligor have complied with all licensing, insurance or other laws applicable to them in connection with the origination, servicing, performance or administration thereof.

            (xxxv) The Collateral Agent will be entitled to receive all amounts due to an Obligor or lienholder upon cancellation by an Obligor of an Extended Service Agreement or any credit life insurance policy and accident and health insurance policy relating to a Financed Vehicle or an Obligor .

      (xxxvi) All rights (but not obligations) of the Seller under each Extended Service Agreement and each credit life insurance policy and accident and health insurance policy relating to a Financed Vehicle or an Obligor have been assigned by the Seller to FIARC.

      (xxxvii) No Receivable has been satisfied, subordinated, or rescinded, nor has any Financed Vehicle been released, in whole or in part, from the lien granted by the related Receivable.

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      (xxxviii) It is the intention of the Seller that each transfer and assignment contemplated by this Agreement constitute a sale of the related Receivables from the Seller to FIARC and that the beneficial interest in and title to the Receivables shall not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

                                   ARTICLE IV

                                   CONDITIONS

4.1  CONDITIONS TO OBLIGATIONS OF FIARC.

      The obligation of FIARC to purchase the Receivables is subject to the satisfaction of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Seller hereunder shall be true and correct at the Effective Time with respect to each Receivable, with the same effect as if then made.

      (b)  DOCUMENTS TO BE DELIVERED BY THE SELLER.

            (i) THE ASSIGNMENT. As provided herein, the Seller shall have executed and delivered an Assignment with respect to each Receivable. The Assignment shall be substantially in the form of Exhibit A hereto.

            (ii) EVIDENCE OF UCC FILING. The Seller shall have recorded and filed, at its own expense, a UCC-1 financing statement in each jurisdiction in which filing is required by applicable law, executed by the Seller, as seller of the Receivables, and naming FIARC, as purchaser of the Receivables, and the Collateral Agent, as assignee, describing the Receivables and the other property conveyed hereunder, meeting the requirements of the laws of each jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to FIARC. The Seller shall deliver to FIARC, the Collateral Agent and MBIA a file-stamped copy, or other evidence satisfactory to FIARC, the Collateral Agent and MBIA of such filing.

            (iii) OTHER DOCUMENTS. All other documents in the possession of the Seller relating to the Receivables and any other document requested by MBIA to be delivered shall have been delivered to FIARC.

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4.2  CONDITIONS TO OBLIGATIONS OF THE SELLER.

      The obligation of the Seller to sell the Receivables to FIARC is subject to the satisfaction of the following conditions:

      (a) REPRESENTATION AND WARRANTIES TRUE. The representa- tions and warranties of FIARC hereunder shall be true and correct at the Effective Time with the same effect as if then made.

      (b) RECEIVABLES PURCHASE PRICE. At the Effective Time with respect to each Receivable, FIARC shall have delivered to the Seller the Purchase Price of each Receivable, as provided in clause (d) of Article II, above or, the Seller shall have determined to make a capital contribution of such Receivables as provided herein.

                                 ARTICLE V

                          COVENANTS OF THE SELLER

      The Seller agrees with FIARC as follows:

5.1  PROTECTION OF RIGHT, TITLE AND INTEREST.

      (a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements and any required documentation all in such manner and in such places as may be required by law fully to preserve, maintain and protect the ownership interest of FIARC in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to FIARC and MBIA file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402 of the UCC, unless it shall have given FIARC, the Collateral Agent and MBIA at least sixty days' prior written notice thereof and shall have filed appropriate amendments to all previously filed financing statements or continuation statements prior to such changes.

      (c) The Seller shall give FIARC, MBIA and the Collateral Agent at least sixty days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require

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the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file any such amendment prior to any such relocation. The Seller shall at all times maintain its principal executive office within the United States of America.

      (d) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Receivables to FIARC, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of FIARC in such Receivable and that such Receivable is owned by FIARC. Indication of FIARC's ownership of a Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

      (e) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, the same shall indicate clearly that such Receivable has been sold to and is owned by FIARC.

      (f) Upon the written request of the Collateral Agent, upon written request from the Secured Parties, the Seller shall cause the following notation to be stamped on the face of the retail installment sales contract evidencing such
Receivable: "FIRST INVESTORS FINANCIAL SERVICES, INC. HAS SOLD AND ASSIGNED ALL RIGHT, TITLE AND INTEREST IN THIS CONTRACT TO FIRST INVESTORS AUTO RECEIVABLES CORPORATION, WHICH HAS GRANTED A SECURITY INTEREST IN THIS CONTRACT TO TEXAS COMMERCE BANK NATIONAL ASSOCIATION AS COLLATERAL AGENT FOR CERTAIN SECURED PARTIES."

      (g) Within sixty days after the Effective Time with respect to each Receivable, the Seller shall give written notice by regular mail, addressed to the Obligor under such Receivable, in form acceptable to FIARC, to the effect that such Receivable has been sold and assigned to FIARC.

      (h) The Seller shall permit FIARC and its agents and MBIA and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

      (i) Upon request, the Seller shall furnish to FIARC and MBIA, within five Business Days, a list of all Receivables (by contract number and name of Obligor) previously sold to FIARC pursuant to this Agreement.

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
      (j) The Seller will not amend, and shall not permit any amendment to any Extended Service Agreement relating to the Financed Vehicles which would adversely affect its ability and right to receive refunds under such contracts, or which would adversely affect the rights of MBIA.

      (k) The Seller agrees, for the benefit of MBIA, to take all reasonable measures to enforce any right to a refund due to it under any Extended Service Agreement.

      5.2 OTHER LIENS OR INTERESTS. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any adverse claim on any interest in the Receivables, and the Seller shall defend the right, title, and interest of FIARC in, to and under the Receivables against all claims of third parties claiming through or under the Seller.

      5.3 COSTS AND EXPENSES. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of FIARC's right, title and interest in and to the Receivables, and in and to the Financed Vehicles and the Seller shall take, at its expense, any additional action required by FIARC, MBIA or the Collateral Agent in order to protect FIARC's and the Collateral Agent's (on behalf of the Secured Parties) interests in the Receivables and the Financed Vehicles and, in connection therewith, shall execute and file such financing statements, or amendments thereto, continuation statements, and such other instruments, documents, or notices as may be requested by FIARC or the Collateral Agent.

      5.4 INDEMNIFICATION. The Seller shall indemnify FIARC, the Collateral Agent and each Secured Party under the Security Agreement for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

      5.5 SALE. Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.

      5.6 SELLER'S RECEIPT OF PAYMENTS. Seller agrees that any amounts received by Seller in respect of any of the Receivables after the Effective Time applicable thereto shall be received in trust for the benefit of FIARC, shall be

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
segregated from other funds of the Seller and shall immediately be paid over to the Collection Account (as defined in the Security Agreement) in the same form as so received (with any necessary endorsement).

                                ARTICLE VI

                         MISCELLANEOUS PROVISIONS

      6.1 OBLIGATION OF SELLER. The obligations of the Seller under this Agreement shall not be affected by reason of the invalidity, illegality or irregularity of any Receivable.

      6.2 REPURCHASE EVENTS. The Seller hereby covenants and agrees with FIARC (for the benefit of the Collateral Agent, for the benefit of the Secured Parties, as their respective interests may appear), that the Seller shall promptly repurchase from FIARC any Receivable, for the Purchase Amount in cash, with respect to which either of the following events ("Repurchase Events") shall have occurred: (i) any representation or warranty of the Seller contained in
Section 3.2(b) shall have been breached with respect to such Receivable as of the Effective Time, or (ii) FIARC, or any servicing agent who may at the time be servicing such Receivable for FIARC, shall have failed to receive, within sixty days following the applicable Effective Time, (A) a Tax Collector's Receipt for Texas Title Application/Registration/Motor Vehicle Tax (commonly known as a "white slip") in proper form, (B) a Certificate of Title in proper form issued by the Texas Department of Transportation, or (C) the equivalent certificates or registrations in proper form issued by the appropriate authorities of other states if applicable, reflecting FIARC (or the Seller) as the lienholder thereon with respect to the Financed Vehicle covered by such Receivable. This repurchase obligation of the Seller shall constitute the sole remedy of FIARC and the Collateral Agent under the Security Agreement against the Seller with respect to any Repurchase Event. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, FIARC shall assign, without recourse, representation or warranty, to the Seller all of FIARC's right, title and interest in and to such Receivables, and all security and documents relating thereto.

      6.3 TERMINATION. The obligations of the Seller to sell Receivables to FIARC, and of FIARC to purchase Receivables from the Seller, pursuant to this Agreement shall terminate at such time as all amounts due and payable by FIARC under the Security Agreement are paid in full; provided, however, that (i) the representations and warranties of Seller pursuant to Section 3.2(b) of this Agreement, insofar as they relate to Receivables sold to FIARC pursuant to this Agreement prior to such termination, shall survive such termination; (ii) with

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
respect to such Receivables, the obligations of Seller set forth in Sections 5.1, 5.2, 5.3 and 5.6 pertaining to the protection of such Receivables, and the obligation of Seller set forth in Section 5.4 pertaining to indemnification under certain circumstances, shall survive such termination; and (iii) with respect to such Receivables, the repurchase obligations of Seller pursuant to
Section 6.2 shall survive such termination.

      6.4 AMENDMENT. This Agreement may be amended from time to time by a written instrument duly executed and delivered by the Seller and FIARC; PROVIDED, HOWEVER, that no such amendment shall be effective without the prior written consent of the Collateral Agent and MBIA.

      6.5 COLLATERAL ASSIGNMENT. Notwithstanding anything to the contrary contained herein, the Seller (i) acknowledges and consents that FIARC has assigned its rights hereunder and its interest herein as collateral pursuant to the Security Agreement for the benefit of the Secured Parties, and (ii) agrees to attorn to the Collateral Agent in the event of its succession to the rights and interest of FIARC hereunder by reason of foreclosure or otherwise.

      6.6 POWER OF ATTORNEY. The parties recognize that, notwithstanding the sale and assignment of a Receivable to FIARC pursuant to this Agreement, it may not be practicable under applicable state recordation procedures to substitute FIARC for the Seller as the lienholder identified on the certificate of title or similarly recorded instrument pertaining to the related Financed Vehicle. Accordingly, with respect to each Receivable, the Seller hereby grants to FIARC, and to any servicing agent who may service such Receivable for FIARC, an irrevocable power of attorney, coupled with an interest, to enforce, in the name, place and stead of the Seller, all rights and remedies of the holder of such Receivable and of the security interests in the related Financed Vehicle. The Seller agrees to provide, promptly upon the request of FIARC or such servicer, any additional documentation which they may reasonably require to evidence, or otherwise to more perfectly vest, the irrevocable power of attorney granted hereby. The Seller also agrees, as provided in the Security Agreement, to execute such documents as are required under Section 501.114 of the Texas Certificate of Title Act to assign the liens recorded on the Certificates of Title covering the Financed Vehicles from the Seller to FIARC, if the Collateral Agent shall have reasonably determined that such assignment is necessary to the enforcement of the related Receivable or Receivables.

      6.7 WAIVERS. No failure or delay on the part of any party in exercising any power, right or remedy under this

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
Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.

      6.8 NOTICES. All communications and notices directed to either party pursuant to this Agreement shall be in writing addressed or delivered to it at its address shown in the introductory paragraph of this Agreement and to MBIA at: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504,
Attention: Insured Portfolio Management-SF or at such other address as may be designated by it by notice to other party and, if mailed or transmitted by facsimile transmission, shall be deemed given when mailed or transmitted.

      6.9 COSTS AND EXPENSES. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of FIARC, in connection with the perfection as against third parties of FIARC's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

      6.10 HEADINGS AND CROSS REFERENCES. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provisions of this Agreement.

      6.11 GOVERNING LAW. This Agreement and the Assignment shall be governed by and construed in accordance with the laws of the State of Texas.

      6.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

      6.13 NO PROCEEDINGS. For so long as this agreement is in effect, the Seller agrees that it will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against FIARC.

      6.14 THIRD PARTY BENEFICIARY. Each of the parties hereto agree that MBIA is a third party beneficiary of this Agreement.

      6.15 ASSIGNMENT. This Agreement may not be assigned by either party hereto without the prior written consent of MBIA.

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
      IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                    FIRST INVESTORS FINANCIAL
                                     SERVICES, INC.

                                    By:_________________________
                                          Tommy A. Moore, Jr.,
                                          President

                                    FIRST INVESTORS AUTO RECEIVABLES
                                    CORPORATION

                                    By:___________________________
                                          Tommy A. Moore, Jr.,
                                          President

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
                                EXHIBIT "A"

                                ASSIGNMENT

      FOR VALUE RECEIVED, in accordance with the Purchase Agreement dated as of October 22, 1996 (the "Purchase Agreement") between the undersigned and First Investors Auto Receivables Corporation (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned in and to:

      (A) all motor vehicle installment sales contracts listed on Exhibit "A" attached hereto (the "Receivables")) and all monies paid thereon, and due thereon, at or after the Effective Time as applicable, whether such amounts are considered accounts, general intangibles or other property;

      (B) together with (i) the interest of the undersigned in all security interests and liens in or on the Financed Vehicle and any accessions thereto granted by an Obligor pursuant to the Receivable, and all monies paid thereon, and due thereon, at or after the Effective Time, as applicable whether such amounts are considered accounts, general intangibles or other property, (ii) the interest of the undersigned in any proceeds from claims on any physical damage, credit life, credit disability, Credit Insurance or other insurance policies covering such Financed Vehicle or Obligor, (iii) the interest of the undersigned in all rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivable as of the Effective Time, and (iv) the proceeds of any and all of the foregoing.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

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
      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed, effective as of the Effective Date of this Assignment as provided in the Purchase Agreement.

                                    FIRST INVESTORS FINANCIAL
                                     SERVICES, INC.

                                    By:____________________________
                                          Name:_____________________
                                          Title:____________________

                                     2